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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Annual Report (Form 10-K) of EXACT Sciences Corporation of our report dated March 17, 2008, with respect to the consolidated financial statements of EXACT Sciences Corporation, included in the 2007 Annual Report to Shareholders of EXACT Sciences Corporation.

We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statements (Forms S-3 No. 333-108679 and No. 333-147511) of EXACT Sciences Corporation, and

  (2)
  Registration Statements (Forms S-8 No. 333-54618, No. 333-107840, No. 333-123584 and No. 333-141323) pertaining to the 2000 Stock Option and Incentive Plan of EXACT Sciences Corporation;

of our report dated March 17, 2008, with respect to the consolidated financial statements of EXACT Sciences Corporation included herein, and our report dated March 17, 2008, with respect to the effectiveness of internal control over financial reporting of EXACT Science Corporation included in this Annual Report (Form 10-K) of EXACT Sciences Corporation for the year ended December 31, 2007.

/s/ Ernst & Young LLP
Boston, Massachusetts March 17, 2008

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm